Exhibit (d)(2)

Schedule A

to the

Amended and Restated Investment Advisory Agreement

between One Group Mutual Funds

and Banc One Investment Advisors Corporation

(Effective September 30, 2004)

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
One Group Arizona Municipal Bond Fund	0.45%	0.30%
One Group Balanced Fund[1]	0.65%	0.55%
One Group Bond Fund	0.60%	0.30%
One Group Diversified Equity Fund[2]	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.40%
One Group Diversified International Fund[3]	0.80%	0.80%
One Group Diversified Mid Cap Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
One Group Equity Income Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.40%
One Group Equity Index Fund	0.30%	0.25%
One Group Government Bond Fund	0.45%	0.30%
One Group Government Money Market Fund	0.08%	0.08%

[1]	Shareholders of the One Group Balanced Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Diversified Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group Balanced Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.
[2]	Shareholders of the One Group Diversified Equity Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan U.S. Equity Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group Diversified Equity Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.
[3]	Shareholders of the One Group Diversified International Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Fleming International Equity Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group Diversified International Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
One Group Health Sciences Fund[4]	0.85%	0.85%
One Group High Yield Bond Fund	0.75%	0.65%
One Group Income Bond Fund	0.60%	0.30%
One Group Institutional Prime Money Market Fund[5]	0.10%	0.08%
One Group Intermediate Bond Fund	0.60%	0.30%
One Group Intermediate Tax-Free Bond Fund[6]	0.60%	0.30%
One Group International Equity Index Fund[7]	0.55%	0.55%
One Group Investor Balanced Fund	0.05%	0.05%
One Group Investor Conservative Growth Fund	0.05%	0.05%
One Group Investor Growth & Income Fund	0.05%	0.05%
One Group Investor Growth Fund	0.05%	0.05%
One Group Kentucky Municipal Bond Fund	0.45%	0.30%
One Group Large Cap Growth Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.50%
One Group Large Cap Value Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.40%
One Group Louisiana Municipal Bond Fund	0.60%	0.30%
One Group Market Expansion Index Fund	0.35%	0.25%
One Group Market Neutral Fund	1.25%	1.25%
One Group Michigan Municipal Bond Fund	0.45%	0.30%

[4]	Shareholders of the One Group Health Sciences Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Global Healthcare Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group Health Sciences Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.
[5]	Shareholders of the One Group Institutional Prime Money Market Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Prime Money Market Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group Institutional Prime Money Market Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.
[6]	Shareholders of the One Group Intermediate Tax-Free Bond Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan Intermediate Tax-Free Income Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group Intermediate Tax-Free Bond Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.
[7]	On August 12, 2004 the Board of Trustees of the Trust approved an investment advisory agreement with respect to One Group International Equity Index Fund with J.P. Morgan Investment Management, Inc. (“New Agreement”). Subject to shareholder approval of the New Agreement, this Agreement will cease to be effective with respect to the One Group International Equity Index Fund upon the effectiveness of the New Agreement.

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
One Group Michigan Municipal Money Market Fund	0.35%	0.08%
One Group Mid Cap Growth Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
One Group Mid Cap Value Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
One Group Mortgage-Backed Securities Fund	0.35%	0.35%
One Group Municipal Income Fund	0.45%	0.30%
One Group Municipal Money Market Fund	0.35%	0.08%
One Group Ohio Municipal Bond Fund	0.60%	0.30%
One Group Ohio Municipal Money Market Fund	0.30%	0.08%
One Group Prime Money Market Fund	0.35%	0.08%
One Group Short-Term Bond Fund	0.60%	0.25%
One Group Short-Term Municipal Bond Fund	0.60%	0.25%
One Group Small Cap Growth Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
One Group Small Cap Value Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
One Group Strategic Small Cap Value Fund	0.74% on the first $1.5 billion; 0.70% on the next $500 million; 0.65% on the next $3.5 billion; 0.60% on assets in excess of $5.5 billion	0.65%
One Group Tax Free Bond Fund	0.45%	0.30%
One Group Technology Fund	1.00%	1.00%
One Group Treasury & Agency Fund	0.40%	0.30%
One Group Treasury Only Money Market Fund[8]	0.08%	0.08%

[8]	Shareholders of the One Group Treasury Only Money Market Fund will be asked to approve the reorganization of that Fund with and into the JPMorgan 100% U.S. Treasury Securities Money Market Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group Treasury Only Money Market Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.

Name of Fund	Compensation through February 18, 2005 as a % of the Fund’s average daily net assets	Compensation Starting February 19, 2005 as a % of the Fund’s average daily net assets
One Group U.S. Government Securities Money Market Fund[9]	0.35%	0.08%
One Group U.S. Treasury Securities Money Market Fund	0.35%	0.08%
One Group Ultra Short-Term Bond Fund	0.55%	0.25%
One Group West Virginia Municipal Bond Fund	0.45%	0.30%

BANC ONE INVESTMENT ADVISORS CORPORATION		ONE GROUP MUTUAL FUNDS

By:	/s/ Richard P. Butler II	By:	/s/ Robert L. Young
Dated: September 30, 2004		Dated: September 30, 2004

[9]	Shareholders of the One Group U.S. Government Securities Money Market Fund will be asked to approve the reorganization of that Fund with and into the One Group Government Money Market Fund at a shareholder meeting to be held January 20, 2005. If shareholders approve the reorganization, the One Group U.S. Government Securities Money Market Fund will no longer be part of this Agreement effective upon the closing of the reorganization, which is expected to occur on or about February 18, 2005 or on such later date as the parties to the reorganization transaction shall agree.